Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Genetron Holdings Limited of our report dated June 4, 2020 relating to the financial statements, which appears in Genetron Holdings Limited’s Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-234805).

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

January 25, 2021